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                                                               EXHIBIT 99(d)(10)


                                     WAIVER


     This WAIVER (this "WAIVER"), dated February 14, 2001, is among Westfield America Management Limited ("WAM"), in its capacity as responsible entity and trustee of Westfield America Trust, a public unit trust constituted under the laws of Australia ("WAT"), Westfield America, Inc., a Missouri corporation (the "COMPANY"), Westfield America Limited Partnership, a Delaware limited partnership ("WALP"), and Security Capital Preferred Growth Incorporated, a Maryland corporation ("SECURITY CAPITAL").

     WHEREAS, in connection with an Agreement and Plan of Merger (the "MERGER AGREEMENT") to be entered into among WAM, in its capacity as responsible entity and trustee of WAT, the Company and Mall Acquisition Corp., a Delaware corporation ("MERGER SUB"), WAM, on behalf of WAT, proposes to commence a tender offer for all of the outstanding shares of common stock, par value $.01 per share (the "COMMON STOCK"), of the Company, subject to the terms and conditions set forth in the Merger Agreement (the "OFFER");

     WHEREAS, pursuant to the Merger Agreement, upon completion of the Offer and subject to stockholder approval, if required, Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the "MERGER");

     WHEREAS, Security Capital beneficially owns 416,667 shares of Series C Cumulative Convertible Redeemable Preferred Stock, par value $1.00 per share, 138,889 shares of Series C-1 Cumulative Convertible Redeemable Preferred Stock, par value $1.00 per share, and 138,889 shares of Series C-2 Cumulative Convertible Redeemable Preferred Stock, par value $1.00 per share (collectively, the "PREFERRED SHARES"), the preferences and rights of which are set forth in the Certificate of Designation for the Series C Preferred Shares, dated August 10, 1998 (the "SERIES C CERTIFICATE OF DESIGNATION"), the Certificate of Designation for the Series C-1 Preferred Shares, dated December 17, 1998 (the "SERIES C-1 CERTIFICATE OF DESIGNATION"), and the Certificate of Designation for the Series C-2 Preferred Shares, dated December 17, 1998 (the "SERIES C-2 CERTIFICATE OF DESIGNATION" and, together with the Series C Certificate of Designation and the Series C-1 Certificate of Designation, the "CERTIFICATES OF DESIGNATION"), respectively;

     WHEREAS, Security Capital is a party to the Series C Preferred Stock Purchase Agreement, dated June 25, 1998, among Security Capital, the Company and WALP (the "SERIES C PURCHASE AGREEMENT"), the Series C-1 Preferred Stock Purchase Agreement, dated December 17, 1998, among Security Capital, the Company and WALP (the "SERIES C-1 PURCHASE AGREEMENT"), and the Series C-2 Preferred Stock Purchase Agreement, dated December 17, 1998, among Security Capital, the Company and WALP (the "SERIES C-2 PURCHASE AGREEMENT" and, together with the Series C Purchase Agreement and the Series C-1 Purchase Agreement, the "PURCHASE AGREEMENTS");


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     WHEREAS, Security Capital desires to waive certain of its rights in connection with the Offer, the Merger and the other transactions contemplated in the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   WAIVER.

     (a) Subject to Section 2 below, Security Capital hereby waives any and all rights under the following provisions:

          (i) Section 6.10 with respect to amendments to the Agreement of Limited Partnership, as currently in effect on the date hereof, of WALP (the "OP AGREEMENT"), in connection with the Offer and the Merger, and Section 6.17 of the Series C Purchase Agreement;

          (ii) Section 6.10 with respect to amendments to the OP Agreement in connection with the Offer and Merger, and Section 6.16 of the Series C-1 Purchase Agreement; and

          (iii) Section 6.10 with respect to amendments to the OP Agreement in connection with the Offer and Merger, and Section 6.16 of the Series C-2 Purchase Agreement.

     (b) Security Capital agrees that it shall not convert any Preferred Shares into Common Stock of the Company until the earlier to occur of the termination of this Agreement and the time immediately following consummation of the Merger.

     (c) Security Capital agrees that it shall not undertake any sales of Preferred Shares registered under the Registration Statement on Form S-3 of the Company.

     (d) All other provisions of the Purchase Agreements and the Certificates of Designation shall remain in full force and effect and unaffected by this Waiver.

     2. TERMINATION. This Agreement may be terminated at any time and thereafter be of no further force and effect: (a) with the mutual consent of the parties hereto; (b) by Security Capital if the Offer has been irrevocably withdrawn; (c) by Security Capital if the Offer and the Merger have not been consummated on or before December 15, 2001; (d) by Security Capital at any time following the consummation of the Merger, or (e) by Security Capital if the board of directors of the Company has executed a merger agreement

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or recommended in favor of a merger or tender offer other than the Merger contemplated by the Merger Agreement.

     3. AMENDMENT; MODIFICATION. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by the parties hereto intending to be bound thereby.

     4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any transferee of the Preferred Shares.

     5. FURTHER ASSURANCES. Each party hereto shall do all such further acts and execute, acknowledge, deliver and file all such other instruments and documents as may be necessary or desirable to give effect to and carry out the transactions contemplated by this Waiver.

     6. GOVERNING LAW. This Waiver shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

     7. COUNTERPARTS. This Waiver may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


                                       [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.


                                   WESTFIELD AMERICA TRUST
                                   a public unit trust constituted under the laws of Australia

                                   By:  Westfield America Management Limited
                                        in its capacity as responsible entity
                                        and trustee of Westfield America Trust


                                   By:      /s/ PETER S. LOWY
                                         ---------------------------------------
                                   Name:        Peter S. Lowy
                                         ---------------------------------------
                                   Title:       Director
                                         ---------------------------------------



                                   WESTFIELD AMERICA, INC.
                                   a Missouri corporation



                                   By:   /s/ MARK A. STEFANEK
                                         ---------------------------------------
                                   Name:     Mark A. Stefanek
                                         ---------------------------------------
                                   Title:    Chief Financial Officer & Treasurer
                                         ---------------------------------------


                                   WESTFIELD AMERICA LIMITED PARTNERSHIP
                                   a Delaware limited partnership

                                   By:  Westfield America, Inc.
                                        its managing general partner


                                   By:   /s/ MARK A. STEFANEK
                                         ---------------------------------------
                                   Name:    Mark A. Stefanek
                                         ---------------------------------------
                                   Title:    Chief Financial Officer & Treasurer
                                         ---------------------------------------

                                  SECURITY CAPITAL PREFERRED GROWTH INCORPORATED a Maryland corporation



                                   By:   /s/ DAVID ROSENBAUM
                                         ---------------------------------------
                                   Name:     David Rosenbaum
                                         ---------------------------------------
                                   Title:   Senior Vice President
                                         ---------------------------------------


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